UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) _____5/19/21_________

US Lighting Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1148 E 222nd St	44117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 216-896-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	USLG	OTC

Item 1.01.  Entry into a Material Definitive Agreement.

On May 14, 2021, US Lighting Group, Inc. and Intellitronix Corporation entered into an Asset Purchase Agreement with Ohio INTX Cooperative, a State of Ohio cooperative association, to sell certain assets of Intellitronix Corporation. The Asset Purchase Agreement and related sale was finalized on May 14, 2021 with a sale price of $4,520,000.00. Intellitronix Corporation remains a wholly-owned subsidiary of US Lighting Group, Inc.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 2.3	The Asset Purchase Agreement, without Exhibits, dated May 14, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

US Lighting Group

By:	/s/ Paul Spivak
Paul Spivak
President & CEO

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